As filed with the Securities and Exchange Commission on July 24, 1998

                                    Registration Statement No. 333-___________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ORLEANS HOMEBUILDERS, INC.
                       (formerly named FPA Corporation)
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Delaware                                         59-0874323
- -------------------------------                           ----------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                             One Greenwood Square
                               3333 Street Road
                              Bensalem, PA 19020
                              ------------------
              (Address of principal executive offices) (Zip Code)

       FPA Corporation 1995 Stock Option Plan for Non-Employee Directors
       -----------------------------------------------------------------
                           (Full title of the plan)

                        Joseph A. Santangelo, Secretary
                             One Greenwood Square
                               3333 Street Road
                              Bensalem, PA 19020
                              ------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service: (215) 245-7500
                                                             --------------

                                   Copy to:

                                Mark Migliaccio
                          Drinker Biddle & Reath LLP
                             1345 Chestnut Street
                            Philadelphia, PA 19107

- ---------------------------------------------------------------------------------------------------------
                                    CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------
  Title of              Amount of           Proposed maximum             Proposed           Amount of
securities to        shares to be            offering price          maximum aggregate     registration
be registered        registered(1)           per share (2)          offering price (2)          fee
- ---------------------------------------------------------------------------------------------------------

Common Stock,           75,000                   $1.19                    $89,250
par value $.01
per share

                        25,000                    2.125                   53,125
TOTAL                   100,000                                          $142,375             $42.00
- ---------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $2.125, the average of the high and low prices for the common stock as reported on the American Stock Exchange, Inc. on July 22, 1998.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

                  On July 13, 1998, Orleans Homebuilders, Inc. (the "Company" or the "Registrant") filed with the Secretary of State of the State of Delaware an amendment (the "Amendment") to its Certificate of Incorporation changing its name from "FPA Corporation" to "Orleans Homebuilders, Inc." The Amendment was filed in accordance with the applicable provisions of the Delaware General Corporation Law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the year ended June 30, 1997 (filed September 26, 1997), as amended by Form 10-K/A (filed May 28, 1998);

                  (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 (filed November 14, 1997), December 31, 1997 (filed February 17, 1998) and March 31, 1998 (filed May 15,
         1998);

                  (c) the Company's Current Reports on Form 8-K dated May 18, 1998 (filed May 27, 1998) and July 13, 1998 (filed July 14, 1998);

                  (d) the description of the common stock, par value $0.10 per share, of the Company (the "Common Stock") contained in the Company's Registration Statement filed with the Commission under the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

                  (e) all other reports filed pursuant to Sections 13(a) or
         (15)(d) of the Exchange Act since June 30, 1997.

                  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.    Description of Securities.

                  Not applicable because the Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.

                  Sylvan M. Cohen, a member of the Board of Directors of the Company, is of counsel to Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP is counsel to the Company and assisted the Company in the preparation of this Registration Statement.


Item 6.    Indemnification of Directors and Officers

                  The Company is incorporated in Delaware and, therefore, is subject to the Delaware General Corporation Law (the "Delaware Law"). The Delaware Law provides a detailed statutory framework covering indemnification of Directors and officers who have been or are threatened to be made defendants in legal proceedings by reason of their service as Directors or officers of the Company. Section 145 of the Delaware Law provides that a director or officer of a Delaware corporation (i) shall be indemnified by the corporation for all expenses of such litigation when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of third party proceedings, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses alone in a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, but only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification is provided under (iii) above if the director or officer is adjudged to be liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification. Unless ordered by a court, the indemnification described in clauses (ii) and
(iii) above shall be made only upon a determination by (a) a majority of disinterested directors, even though less than a quorum, (b) if there are no disinterested directors, or if such directors so direct, independent legal counsel in a written opinion, or (c) the stockholders, that indemnification is proper because the applicable standard of conduct has been met. The corporation may advance the expenses described in clauses (ii) and (iii) to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them. Article V of the By-Laws of the Company provides that the Company shall indemnify officers and Directors of the Company (and other specified employees and agents of the Company) as to clauses (ii) and
(iii) above.

                  The Company has purchased directors' and officers' liability insurance with Great American Insurance Company. The policy has an aggregate limit of $5,000,000, including payments by the insurer of judgments, settlements and costs of litigation and attorneys' fees. There are substantial exclusions and deductibles in the policy.

                  The Company's Certificate of Incorporation limits a director's personal liability for monetary damages for breach of his fiduciary duty of care as authorized by Delaware Law. However, the Certificate of Incorporation is clear that no such provision shall eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware Law or obtaining an improper personal benefit. The provisions of the Certificate of Incorporation incorporate, to the extent permitted by the Delaware Law, future amendments to the Delaware Law which further limit the liability of a director.

                  The Company has entered into an indemnity agreement (each an "Indemnity Agreement") with each director that attempts to provide protection to the directors to the extent allowable under the Delaware Law. The Indemnity Agreement relies upon the section of the Delaware Law that recognizes the validity of additional indemnity rights granted by agreement. The Agreement expands or clarifies the statutory indemnity and the current By-Laws of the Company in the following respects: (i) indemnity is explicitly provided for settlements in derivative actions, (ii) the Company is obligated to advance a director's expenses of defending an action against him if the director undertakes to repay such advances if he is ultimately found not to be entitled to indemnification or if he is otherwise reimbursed for the expenses, (iii) indemnification is mandatory unless a determination is made that the director has not met the required standard as set forth in the Indemnity Agreement,
(iv) the director is permitted to petition a court to determine whether his actions met the standard required and the burden is placed on the Company to prove that the director's conduct did not meet the required standard, and (v) partial indemnification is permitted in the event that the director is not entitled to full indemnification.


Item 7.    Exemption from Registration Claimed.

                  No restricted securities are being reoffered or resold pursuant to this Registration Statement.


Item 8.    Exhibits.

Exhibit 4      FPA Corporation 1995 Stock Option Plan for Non-Employee Directors

Exhibit 5      Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23(a)  Consent of PricewaterhouseCoopers LLP (Independent Accountants)

Exhibit 23(b) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5 hereto)

Exhibit 24     Powers of Attorney (included on signature page)

Item 9.    Undertakings.

         1.       Undertakings Required by Regulation S-K Item 512(a)

                  The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Undertakings Required by Regulation S-K Item 512(b).

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Undertakings Required by Regulation S-K Item 512(h).

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bensalem, Commonwealth of Pennsylvania, on July 24, 1998.

                                             ORLEANS HOMEBUILDERS, INC.


                                             By:    /s/ Jeffrey P. Orleans
                                                   --------------------------
                                                   Jeffrey P. Orleans
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, does hereby constitute and appoint JEFFREY P. ORLEANS, SYLVAN M. COHEN and JOSEPH A. SANTANGELO, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitutions, resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                                  Date
              ---------                                 -----                                  ----

 /s/ Jeffrey P. Orleans                 Chairman of the Board and Chief                    July 24, 1998
- -------------------------------         Executive Officer
Jeffrey P. Orleans

 /s/ Benjamin D. Goldman                Vice Chairman                                      July 24, 1998
- ------------------------
Benjamin D. Goldman

 /s/ Michael Vesey                      President and Chief Operating                      July 24, 1998
- ------------------------------          Officer
Michael Vesey

 /s/ Sylvan M. Cohen                    Director                                           July 24, 1998
- ----------------------------
Sylvan M. Cohen



 /s/ Robert N. Goodman                  Director                                           July 24, 1998
- ----------------------------
Robert N. Goodman

 /s/ Andrew N. Heine                    Director                                           July 24, 1998
- ------------------------------
Andrew N. Heine

 /s/ David Kaplan                       Director                                           July 24, 1998
- ------------------------------
David Kaplan

 /s/ Lewis Katz                         Director                                           July 24, 1998
- ------------------------------
Lewis Katz

 /s/ Joseph A. Santangelo               Chief Financial Officer,                           July 24, 1998
- -----------------------------           Treasurer and Secretary
Joseph A. Santangelo


                                 EXHIBIT INDEX




Exhibit
Number                          Description of Exhibit
- ------                          ----------------------

4        FPA Corporation 1995 Stock Option Plan for Non-Employee Directors

5        Opinion of Drinker Biddle & Reath LLP

23(a)    Consent of PricewaterhouseCoopers LLP

23(b) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5 hereto)

24       Powers of Attorney (included on signature page)